Exhibit 99.1
NEWS RELEASE

Contacts:Jason D. Davis VP & Interim CFO
   Particle Drilling Technologies, Inc.
713-223-3031

FOR IMMEDIATE RELEASE

Jack Lascar / Sheila Stuewe
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES
ANNOUNCES FISCAL 2009 FIRST QUARTER RESULTS

Highlights

•	Next field trial with new customer scheduled for April
•	Full scale drilling test laboratory complete and operational
•	Forty full scale 6 ½ inch PID bit drilling tests successfully completed
•	Reduced cash burn rate

Houston – February 9, 2009 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal 2009 first quarter ended December 31, 2008.

Since the middle of December 2008, the Company has focused all of its efforts on meeting the requirements of its new customer’s development plan that calls for the Particle Impact Drilling (“PID”) technology to be on location and drilling in April 2009.  In accordance with these plans, the next field trial is to be drilled using a 6½ inch PID bit, which will be the first time the Company has used a bit of that size.  With the 6 ½ inch bit design, 100% of the rock will be removed with particle impacts rather than the 90% removed using previous PID bits.  Given these two significant changes, full size drilling tests were required to test, verify and optimize drilling performance.

With the smaller bit size coupled with the ability to remove 100% of the rock with the particles we expect significantly longer bit life. Most of the bit wear from previous designs was the result of the bit being worn by the rock left uncut by the particles. Removing 100% of the rock with particles will eliminate contact of the bit with the formation which is expected to increase bit life and penetration rates.

For less than the cost of performing a single series of tests at the test facility previously used in Salt Lake City, we designed, built and commissioned an in house test facility capable of drilling through slabs of rock up to 36 inches thick. With this new equipment, we have drilled almost 40 test holes in granite slabs to evaluate cutting efficiencies and bottom hole patterns created by the particles using different nozzle configurations and drilling parameters. In addition to flexibility and cost savings, the ability to analyze the results from each hole drilled and make changes to the bit configuration on the fly in our own facility results in more informed decision making and greatly adds to our ability to gain knowledge to improve drilling efficiencies on this and future generations of PID bits.

“We are excited about the progress we have made thus far to meet our customer’s requirements,” stated Jim B. Terry, the Company’s President and CEO. “For the first time, we now have the opportunity to refine the parameters that control bit performance in our own backyard. What we have learned from this exercise is readily adaptable to our larger sizes where we expect similar improvements. We are all very optimistic and look forward to our next field trial.”

 As previously announced, the Special Committee of the Board of Directors has retained Parks Paton Hoepfl & Brown, LLP to serve as the Special Committee's financial advisor in connection with its evaluation and review of any potential strategic alternatives, including a strategic industry joint venture, technology licensing arrangement, sale of the company and any other available alternatives. We have yet to determine which particular strategic alternative to pursue, if any, and do not intend to disclose developments with respect to this evaluation unless and until the Board of Directors has approved a course of action or otherwise deemed disclosure appropriate.

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the first quarter of fiscal 2009 generating no revenue. The following is a summary of the quarterly results:

	Three Months Ended December 31,
	2008	2007
	(Unaudited)	(Unaudited)

Revenues	$-	$-
Gross profit	-	-
Loss from operations	(2,024,816)	(3,259,917)
Net loss	(2,019,782)	(3,226,536)
Net loss per share - basic and diluted	$(0.06)	$(0.10)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Wednesday, February 11, 2009, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-262-2005  and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through February 19, 2009 and may be accessed by calling 303-590-3000 and using the pass code 11125883#.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow –

	Three Months Ended December 31,

	2008	2007
	(Unaudited)	(Unaudited)

Revenues	$-	$-

Operating expenses:
Research and development	965,662	1,780,812
General and administrative	1,146,125	1,479,105
Gain on sale of assets	(86,971)	-

Total operating expenses	2,024,816	3,259,917

Loss from operations	(2,024,816)	(3,259,917)

Other income (expenses)
Interest income	6,866	35,704
Interest expense	(1,832)	(2,323)

Total other income (expenses)	5,034	33,381

Net loss	$(2,019,782)	$(3,226,536)

Net loss per common share,
basic and diluted	$(0.06)	$(0.10)

Weighted average number of
common shares outstanding,
basic and diluted	34,570,348	31,648,120

	December 31,	September 30,
	2008	2008
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$1,167,987	$2,296,143
Prepaid expenses	167,178	260,686

Total current assets	1,335,165	2,556,829

Property, plant & equipment, net	453,823	1,213,918

Intangibles, net	1,655,681	1,552,266

Other assets	41,144	41,144

Total assets	$3,485,813	$5,364,157

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$772,014	$850,944
Short-term notes payable	48,542	84,277
Current portion of long-term debt	5,989	8,651
Accrued liabilities	117,608	353,881

Total current liabilities	944,153	1,297,753

Long-term debt	14,310	15,381
Deferred rent	138,029	135,531

Stockholders' equity:
Common stock, $.001 par value, 100,000,000 shares authorized,
38,743,435 shares issued and 35,740,349 shares outstanding
at December 31, 2008, and 38,767,018 shares issued and 35,763,932
shares outstanding at September 30, 2008	38,744	38,768
Additional paid-in capital	46,711,173	46,217,538
Treasury stock at cost, 3,003,086 shares	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(42,848,779)	(40,828,997)

Total stockholders' equity	2,389,321	3,915,492
Total liabilities and stockholders' equity	$3,485,813	$5,364,157

	Three Months Ended December 31,

	2008	2007
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(2,019,782)	$(3,226,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of assets	(86,971)	-
Depreciation and amortization expense	96,262	166,855
Stock-based employee compensation	493,611	713,958
Changes in operating assets and liabilities:
Decrease in note receivable	-	-
(Increase) Decrease in prepaid expenses	93,508	(7,804)
Increase (Decrease) in accounts payable	(78,930)	67,551
Increase (Decrease) in accrued liabilities	(236,273)	437,060
Decrease in other assets	-	2,018
Increase in other liabilities	2,498	35,499

Net cash used in operating activities	(1,736,077)	(1,811,399)

Cash flows from investing activities:
Payments to purchase property and equipment	(76,575)	(26,726)
Proceeds from the sale of assets	840,000
Payments to purchase intangibles	(116,036)	(35,294)

Net cash used in investing activities	647,389	(62,020)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	1,200
Repayments of notes payable	(39,468)	(40,725)

Net cash provided by (used in) financing activities	(39,468)	(39,525)

Net increase (decrease) in cash and cash equivalents	(1,128,156)	(1,912,944)

Cash and cash equivalents - beginning of period	2,296,143	4,461,929

Cash and cash equivalents - end of period	$1,167,987	$2,548,985